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Exhibit 99.1

NEWS	FOR FURTHER INFORMATION
FOREST OIL CORPORATION	CONTACT: PATRICK J. REDMOND
707 17th STREET, SUITE 3600	DIRECTOR—INVESTOR RELATIONS
DENVER, COLORADO 80202	303.812.1441

FOR IMMEDIATE RELEASE

FOREST OIL ANNOUNCES REAFFIRMATION OF
$1.62 BILLION BORROWING BASE

        DENVER, COLORADO—March 16, 2009—Forest Oil Corporation (NYSE:FST) (Forest or the Company) today announced that its bank group reaffirmed the Company's $1.62 billion borrowing base and $1.8 billion commitment amount related to its credit facilities maturing in June 2012. The next redetermination of the borrowing base is scheduled to be in the fourth quarter of 2009. As of March 2, 2009, Forest had borrowed $853 million on its credit facilities and had $767 million of liquidity available to be drawn.

        Forest further entered into an amendment with its banking group which provides that Forest will not permit the total debt outstanding to EBIDTA ratio (leverage ratio), to be greater than (i) 4.50 to 1.00 for four consecutive fiscal quarters ending in 2009 and 2010; (ii) 4.00 to 1.00 for four consecutive fiscal quarters ending in 2011; and (iii) 3.50 to 1.00 for four consecutive fiscal quarters ending in 2012. Prior to this amendment, Forest's leverage ratio was not permitted to be greater than 3.50 to 1.00 for any four consecutive fiscal quarters within the term of the credit facilities.

        Michael Kennedy, Vice President—Finance and Treasurer, stated, "We are pleased to have our current borrowing base reaffirmed which is a testament to the significant improvement of our reserve base since our last redetermination. Improvements in reserve quality more than offset reductions in bank pricing assumptions for determining borrowing bases. This supports recent positive actions by rating agencies regarding the quality of Forest's credit. We also are pleased with the amendment in the leverage ratio covenant as it allows us greater flexibility to operate in the case of an extended low commodity price cycle. In these uncertain times, we believe it is critical to have significant liquidity and to mitigate the effect of further commodity price declines on our covenants."

FORWARD-LOOKING STATEMENTS

        This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, that address activities that Forest assumes, plans, expects, believes, projects, estimates or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. The forward-looking statements provided in this press release are based on management's current belief, based on currently available information, as to the outcome and timing of future events. Forest cautions that its future natural gas and liquids production, revenues, cash flows, liquidity, plans for future operations, expenses, outlook for oil and natural gas prices, timing of capital expenditures, and other forward-looking statements are subject to all of the risks and uncertainties normally incident to the exploration for and development and production and sale of oil and gas.

        These risks include, but are not limited to, oil and natural gas price volatility, Forest's access to cash flows and other sources of liquidity to fund its capital expenditures, its level of indebtedness, its ability to replace production, the impact of the current financial crisis on Forest's business and financial condition, a lack of availability of goods and services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating future oil and gas production or reserves, economic conditions and other risks as described in reports that Forest files with the Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. Also, the financial results of Forest's foreign operations are subject to currency exchange rate risks. Any of these factors could cause Forest's actual results and plans to differ materially from those in the forward-looking statements.

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        Forest Oil Corporation is engaged in the acquisition, exploration, development, and production of natural gas and liquids in North America and selected international locations. Forest's principal reserves and producing properties are located in the United States in Arkansas, Louisiana, New Mexico, Oklahoma, Texas, Utah, and Wyoming, and in Canada. Forest's common stock trades on the New York Stock Exchange under the symbol FST. For more information about Forest, please visit its website at www.forestoil.com.

March 16, 2009

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FOREST OIL ANNOUNCES REAFFIRMATION OF $1.62 BILLION BORROWING BASE